UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                November 1, 2006
                        (Date of earliest event reported)



                         PETROSEARCH ENERGY CORPORATION
                         ------------------------------
        (Exact name of small Business Issuer as specified in its charter)


                 NEVADA                                20-2033200
                 ------
    (State or other jurisdiction of          (IRS Employer Identification No.)
    incorporation or organization)

                                                         1311
                                                         ----
                                             (Primary Standard Industrial
                                                 Classification Code)
      675 BERING DRIVE, SUITE 200
            HOUSTON, TEXAS                               77057
            --------------                               -----
(Address of principle executive offices)               (Zip Code)


                                 (713) 961-9337
                                 --------------
                 Issuer's telephone number, including area code


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ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 1, 2006, we exercised an option under the previously announced September 21, 2006, Option Agreement with Rock Energy Partners Operating, L.P. and Rock Energy Partners, L.P. (collectively, "Rock"), upon which exercise, we acquired a 100% working interest (68% after payout working interest) from Rock Energy Partners Operating, L.P. in the Anthony Kallina, et al lease covering
438.16 acres ("Kallina Lease") together with the existing Kallina 46#1 well in the Southwest Garwood Field of Colorado County, Texas. In connection with the exercise of the option and acquisition of these interests into our newly formed subsidiary, Garwood Petrosearch, Inc. ("Garwood"), Garwood executed a Securities Purchase Agreement ("Agreement") and Secured Term Note with Laurus Master Fund, Ltd. ("Laurus") for Laurus to provide financing for payment of Rock's accrued and unpaid vendor obligations related to the drilling of the Kallina 46#1 Well and payment of the future completion costs for the Kallina 46#1 well which will begin promptly in order to comply with timing requirements imposed by the Kallina Lease. Garwood was formed to hold the Kallina Lease and the Kallina 46#1 well acquired from Rock.

In connection with the Laurus financing transaction, Garwood executed a Secured Term Note ("Note") secured by a Master Security Agreement and Deed of Trust lien on the Kallina Lease interests. We executed a Stock Pledge Agreement under which our ownership interest in the Garwood subsidiary was pledged as collateral for the Secured Term Note. As a part of the financing arrangement, Garwood issued Laurus a Warrant to acquire, upon payment in full of the Note, 45% of Garwood's outstanding common stock such that upon exercise of the Warrant, Garwood would be owned 55% by us and 45% by Laurus. Advances under the Note shall bear interest at Wall Street Journal Prime plus 2% with a minimum interest rate of 8% and a maximum interest rate of 15%, irrespective of changes in the indicated Prime Rate. Payments under the Note will be paid from 90% of net production revenues beginning on the earlier to occur of (i) receipt of actual proceeds from production from the Kallina 46#1 well and (ii) a date which is 120 days after the closing date of the transaction and requires a minimum monthly payment of $100,000. Upon any event of default, the Holder would be entitled to receive 100% of the net production revenues relating to oil and gas properties of Garwood.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit
Number       Description
-------      -----------

10.1         Option Agreement dated September 21, 2006
10.2 Securities Purchase Agreement dated November 1, 2006, by and between Garwood Petrosearch, Inc. and Laurus Master Fund, Ltd.
10.3 Secured Term Note dated November 1, 2006, by and between Garwood Petrosearch, Inc. and Laurus Master Fund, Ltd.
10.4 Stock Pledge Agreement dated November 1, 2006, by and between Petrosearch Energy Corporation and Laurus Master Fund, Ltd.
10.5 Master Security Agreement dated November 1, 2006, by Garwood Petrosearch, Inc.
10.6         Deed of Trust dated November 1, 2006 by Garwood Petrosearch, Inc.
10.7 Common Stock Purchase Warrant dated November 1, 2006, by Garwood Petrosearch, Inc.
99.1         Press release dated November 3, 2006

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PETROSEARCH ENERGY CORPORATION
Date:  November 7, 2006
                                       By: /s/ Richard D. Dole
                                          --------------------------------------
                                           Richard D. Dole
                                           Chief Executive Officer and President